Exhibit 10.1

FORM OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this "Agreement") is entered into, effective as of __________, by and between Covenant Logistics Group, Inc., a Nevada corporation (the "Company"), and [Name of Board Member or Executive Officer], a duly elected and incumbent director and officer of the Company ("Indemnitee").

WHEREAS, it is essential for the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, the Company's Third Amended and Restated Articles of Incorporation and Fifth Amended and Restated Bylaws permit the Company to provide its directors and officers the maximum indemnification permitted to be given by the Company under Nevada law, and to enter into agreements to provide such indemnification;

WHEREAS, from time-to-time the Company has entered into indemnification agreements with certain of its directors and officers (the “Prior Agreements”); and

WHEREAS, in recognition of Indemnitee's need for (i) substantial protection against personal liability based on Indemnitee's reliance on the Company's Third Amended and Restated Articles of Incorporation and Fifth Amended and Restated Bylaws; (ii) specific contractual assurance that the protection promised by the Third Amended and Restated Articles of Incorporation and Fifth Amended and Restated Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Third Amended and Restated Articles of Incorporation and Fifth Amended and Restated Bylaws or any change in the composition of the Board of Directors or acquisition transaction relating to the Company); and (iii) an inducement to provide effective services to the Company as a director and/or officer, the Board of Directors of the Company has found it in the Company’s best interests (y) to supersede and replace any applicable Prior Agreement with this Agreement, and (z) to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.         Definitions. As used in Agreement:

(a)         Board: the board of directors of the Company.

(b)         Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(c)         Change in Control: means a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)          Any "person" within the meaning of Section 3(a)(9) of the Exchange Act, and as modified and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding the Company, any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan (acting as trustee) or other fiduciary holding securities under an employee benefit plan of the Company), and any underwriter temporarily holding securities pursuant to an offering of such securities) ("Person"), other than a Permitted Holder becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change in Control: any acquisition by any corporation if, immediately following such acquisition, more than eighty percent (80%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

(ii)          Individuals who constitute the Board of the Company as of the date hereof (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company, including, without limitation, in connection with a "tender offer," as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Agreement, considered as though such person were a member of the Incumbent Board;

(iii)          Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger, or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than eighty percent (80%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

(iv)          Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a subsidiary or to an entity controlled by a Permitted Holder; or

(v)         Upon the consummation of a transaction subject to Rule 13e-3 of the Exchange Act in which the Permitted Holders identified in romanette (iii) of the definition of Permitted Holder hereunder are the beneficial owners of more than fifty percent (50%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors.

(d)         Expenses: any expense, damages, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding and all fees and disbursements of attorneys, experts, or other professionals relating to any Indemnifiable Event.

(e)         Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above. For the avoidance of doubt, for purposes of this Agreement, a director’s or officer’s service on behalf of, or with respect to, any direct or indirect wholly or partially owned subsidiary of the Company (including, without limitation, Transport Enterprise Leasing, LLC) shall be deemed at the request of the Company. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement (i) in any action in which there is a final adjudication that Indemnitee's acts or omissions involved intentional misconduct, fraud, or a knowing violation of law, a breach of Indemnitee's duty of good faith or loyalty, or were not in the best interest of the Company; (ii) on account of any Proceeding in which there is a final adjudication against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws; (iii) in any derivative action in which Indemnitee has been finally adjudged to be liable to the Company unless and only to the extent that the court in which the proceeding was brought shall determine that, despite the adjudication of liability, the Indemnitee is entitled to indemnity for such expenses as the court shall deem proper; and (iv) prior to a Change in Control, in connection with any claim initiated by Indemnitee against the Company or any officer or director thereof unless permitted under Section 2(b).

(f)         Independent Counsel: the person or body appointed in connection with Section 4.

(g)         "Permitted Holder" means: (i) the Company or a subsidiary, (ii) any employee benefit plan sponsored by the Company or a subsidiary, or (iii) David or Jacqueline Parker or their siblings, children, or grandchildren ("Family Members") or a trust, corporation, partnership, limited partnership, limited liability company, or other such entity, so long as at least eighty percent (80%) of the beneficial interests of the entity are held by Mr. or Mrs. Parker and/or one or more Family Members, where such person(s) or entity acquired their Company stock from Mr. or Mrs. Parker.

(h)         Proceeding: any threatened, pending, or completed action, suit, or proceeding (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, claim, demand, method of alternative dispute resolution, notice, complaint, or other proceeding, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(i)         Reviewing Party: the person or body appointed in accordance with Section 4.

(j)         Voting Securities: any securities of the Company that vote generally in the election of directors.

2.         Agreement to Indemnify.

(a)         General Agreement. During the Term (as defined in Section 3) of this Agreement, in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto).

(b)         Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advance pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

(c)         Expense Advances. If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"); provided, that (i) such an Expense Advance shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay the amount thereof if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company; (ii) if and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; and (iii) such an Expense Advance shall only be made if permitted under applicable law. If Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 5, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d)         Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

(e)         Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

3.         Term. The indemnification herein given shall be deemed to have commenced upon the commencement of Indemnitee's service as a director or officer of the Company, even if such election occurred prior to the date of this Agreement, and shall continue for the period of membership on the Company's Board or as an officer of the Company and thereafter for any Indemnifiable Event arising from actions or events occurring during service as a director or officer even though he or she may have ceased to be a director or officer and shall inure to the benefit of the estate, heirs, and personal representatives of Indemnitee. If this Agreement is cancelled, modified, or amended, in whole or in part, any claims arising from actions or events occurring during the term of this Agreement shall be covered under the same terms and conditions as described herein.

4.         Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification. After a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company's Third Amended and Restated Articles of Incorporation or Fifth Amended and Restated Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

5.         Indemnification Process and Appeal.

(a)         Indemnification Payment. Indemnitee shall be entitled to indemnification and advance of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for such indemnification or advance, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification or advance under applicable law.

(b)         Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification or advance within thirty days after making a demand in accordance with Section 5(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court having subject matter jurisdiction, which seeks an initial determination by the court or challenges any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 5(b) shall be in addition to any other remedies available to Indemnitee at law or in equity.

(c)         Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify, or provide an advance to, Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified or receive an advance hereunder, the Indemnitee shall be presumed to be entitled to indemnification or an advance hereunder and the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant or an advance relating thereto is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

6.         Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for (i)  indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company's Third Amended and Restated Articles of Incorporation or Fifth Amended and Restated Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or (ii) recovery under directors' and officers' liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

7.         Notification and Defense of Proceeding.

(a)         Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 7(c).

(b)         Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding; (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel; or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or in the event (ii), (iii) or (iv) above exists.

(c)         Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company's liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

8.         Service. It is contemplated that Indemnitee will continue to serve as a director and officer of the Company. However, nothing herein contained shall obligate Indemnitee to such continued service; it being acknowledged by the Company that Indemnitee retains the right to resign as a director or officer of the Company for any reason whatsoever. Neither shall this Agreement be construed as obligating either the Company or the stockholders to continue to elect Indemnitee to the Company's Board, or as an officer of the corporation.

9.         Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Third Amended and Restated Articles of Incorporation, Fifth Amended and Restated Bylaws, applicable law, or otherwise; provided, however, this Agreement shall supersede any Prior Agreement between the Company and the Indemnitee, subject to Section 16 hereof. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company's Third Amended and Restated Articles of Incorporation, Fifth Amended and Restated Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

10.         Liability Insurance. To the extent the Company maintains or has maintained an insurance policy or policies providing general and/or directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer.

11.         Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

12.         Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13.         Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights (unless such action would make Indemnitee liable under applicable documents).

14.         No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, article, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he or she may have ceased to serve in such capacity at the time of any Proceeding.

16.         Severability; Reinstatement of Prior Agreements. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, (i) the remaining provisions of this Agreement shall remain enforceable to the fullest extent permitted by law, and (ii) any Prior Agreement with Indemnitee shall be re-instated ab initio, and without further act by the Company or the Indemnitee, and Indemnitee shall be entitled to seek indemnification thereunder. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, which is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

17.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws.

18.         Notices. All notices, demands, and other communications required or permitted hereunder may be effected by personal delivery in writing, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of personal delivery, facsimile, or mailing. Mailed notices shall be addressed as set forth below, but each party may change its address by written notice in accordance with this Section 18.

Covenant Logistics Group, Inc.

Attention: President

400 Birmingham Highway

Chattanooga, Tennessee 37419

Fax Number: 423-821-5442

19.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

INDEMNITEE:                                                      COVENANT LOGISTICS GROUP, INC.

a Nevada corporation

____________________________________                  By: ___________________________________

[Name of Board Member or Executive Officer]